EXHIBIT 10(b)

                				    AMENDMENT TO
				              SCHERING-PLOUGH CORPORATION
         			   RETIREMENT BENEFITS EQUALIZATION PLAN

	 The Schering-Plough Corporation Retirement Benefits Equalization Plan (the "BEP"), as amended and restated to February 24, 1998, is hereby amended effective as of November 1, 1998, as follows:

1. Section V.1 is hereby amended by adding the following proviso to the end of the first sentence thereof:

"provided that following a Change of Control, all participants shall be eligible to commence receiving a supplemental pension benefit under this Plan notwithstanding whether such participant is then entitled to commence receiving a pension benefit under the Retirement Plan."

2. Section V.2 is hereby amended by deleting it in its entirety and replacing it with the following language to permit a lump sum payout upon termination of employment following a Change of Control:

	 "Notwithstanding Section V.1 of this Plan, a participant or former participant may elect (the "Participant's Lump Sum Election") to receive payment of the actuarial equivalent of the aggregate of his benefits under this Plan and any survivor's benefit payable to his surviving spouse under this Plan in a lump sum (X) in cash on his Early Retirement Date, Normal Retirement Date, Deferred or Postponed Retirement Date, or Change of Control Termination Date, or the first day of any month thereafter not later than the first day of the month coincident with or next following the second anniversary of such Early Retirement Date, Normal Retirement Date, Deferred or Postponed Retirement
Date, or Change of Control Termination Date, as the case may be, or on the fifth, tenth, fifteenth or twentieth anniversary of his Early Retirement Date, Normal Retirement Date, Deferred or Postponed Retirement Date, or Change of Control Termination Date, as the case may be, or (Y) in two, three, four, five, ten, fifteen, or twenty equal annual cash installments commencing on his Early Retirement Date, Normal Retirement Date, Deferred or Postponed Retirement
Date, or Change of Control Termination Date, or the first day of any month thereafter not later than the first day of the month coincident with or next following the second anniversary of such Early Retirement Date, Normal Retirement Date, Deferred or Postponed Retirement Date, or Change of Control Termination Date, as the case may be. If a participant or a former participant terminates his employment by retirement or following a Change of Control and dies with a Participant's Lump Sum Election in effect but prior to the payment of the full amount of such lump sum or annual installments, payment of the unpaid amount thereof shall be made to his surviving spouse, designated beneficiary or estate in accordance with such Election. Payment made in accordance with either of the two preceding sentences to the participant or former participant, his surviving spouse, designated beneficiary or estate shall constitute full and complete satisfaction of the obligation of Schering Corporation (the "Company") or any affiliate in respect of the benefits of such participant or former participant and any survivor's benefit of his surviving spouse. If a participant or former participant dies before retirement, the Company shall have no obligation in respect of his benefits under this Plan and shall be obligated to pay any survivor's benefit, if, but only if, his spouse shall survive him. If the participant or former participant does not make the Participant's Lump Sum Election, he may nevertheless elect (the "Survivor's Lump Sum Election") that if he should die prior to termination of employment, his surviving spouse shall receive the actuarial equivalent of her survivor's benefit, if any, in a lump sum (X) in cash on the Optional Survivor's Benefit Payment Date (as defined in Section V.3) or the first day of any month thereafter not later than the first day of the month coincident with or next following the second anniversary of the Optional Survivor's Benefit Payment Date or on the fifth, tenth, fifteenth, or twentieth anniversary of the Optional Survivors Benefit Payment Date, or (Y) in two, three, four, five, ten, fifteen or twenty equal annual cash installments commencing on the Optional Survivor's Benefit Payment Date or the first day of any month thereafter not later than the first day of the month coincident with or next following the second anniversary of the Optional Survivor's
Benefit Payment Date. A participant or a former participant may make any election pursuant to this Section V.2, or may modify or rescind such an election previously made: (a), in the case of an election of a form of benefit other than a lump sum or annual installments pursuant to a Participant's Lump Sum Election or a Survivor's Lump Sum Election, at any time prior to the participant's or former participant's retirement or Change of Control Termination Date, except that in the case of a participant or former participant whose employment is terminated other than by retirement or following a Change of Control, such election, modification or rescission must be made at least 90 days prior to his Normal Retirement Date;
(b), in the case of a Participant's Lump Sum Election by a participant or a former participant whose retirement occurs on or after October 1, 1994, and on or before July 1, 1995, at least 30 days prior to the date of his retirement; (c), in the case of a Participant's Lump Sum Election by a participant or a former participant who is not covered by clause (b) of this sentence, not later than the end of the calendar year preceding the calendar year in which the termination of his employment occurs and at least six months prior to such termination of employment; and (d), in the case of a Survivor's Lump Sum Election by a participant or former participant, at least six months prior to his death; provided, however, that in the event of a Change of Control (as defined in Section V.3), a participant or former participant may make a Participant's Lump Sum Election or a Survivor's Lump Sum Election, or modify or rescind such an Election previously made, within a period of 60 days following such Change of Control but in no event later than 30 days prior to the date of the termination of his employment. Any election pursuant to this Section V.2, or any modification or rescission of a previous election, shall be made in writing and filed with the Committee before the applicable limitation of time specified in this Section V.2, and any election purported to be filed after the applicable limitation of time shall be void. Unless otherwise specified in the written form of election, the actuarial equivalent of the benefits payable to a participant or a former participant who has made a Participant's Lump Sum Election, and the actuarial equivalent of any survivor's benefit payable to his surviving spouse pursuant to a Survivor's Lump
Sum Election, shall be paid in five equal annual installments commencing on his Early Retirement Date, Normal Retirement Date, Deferred or Postponed
Retirement Date, Change of Control Termination Date, or the first day of the month coincident with or next following his death, as the case may be, with interest payable at the three-month U.S. Treasury bill rate as reported in The Wall Street Journal on the first business day of the calendar quarter. If benefits under this Plan are payable to a participant or former participant in a different form than his retirement benefits under the Retirement Plan, or if benefits under this Plan are payable to a participant or former participant prior to his retirement benefits under the Retirement Plan, the amount of the offset provided in this Plan for such participant's or former participant's benefit under the Retirement
Plan shall be actuarially converted into the form of benefit payable under this Plan but solely for purposes of calculating the amount of such offset. The amount of any lump sum payment shall be equal to the actuarial present value of the benefits payable under this Plan to a participant, former participant or surviving spouse calculated as of the Early Retirement Date, Normal Retirement Date, Deferred or Postponed Retirement Date, Change of Control Termination
Date, or date of death of the participant or former participant, as the case may be, by utilizing (a) the interest rate determined as of such Retirement Date, Change of Control Termination Date, or date of death under the regulations of the Pension Benefit Guaranty Corporation for determining the present value of a lump sum distribution on plan termination that were in effect on September 1, 1993, and (b) the other applicable actuarial assumptions in use as of such Retirement Date, Change of Control Termination Date, or date of death under the Retirement Plan. The amount of any annual installment shall be calculated by converting the benefits payable under this Plan to a participant, former participant or surviving spouse, as the case may be, into a lump sum amount in accordance with the preceding sentence and by dividing such amount by the number of installments elected or deemed to have been elected by the participant or former participant. The amount of any lump sum or annual installment of the benefit of any participant or former participant that is not paid within fifteen days after the date of his retirement or Change of Control Termination Date, as the case may be, and the amount of any lump sum or annual installment of any survivor's benefit of his surviving spouse that is not paid within fifteen days after the Optional Survivor's Benefit Payment Date, shall bear interest from such fifteenth day after the date of retirement, Change of Control Termination Date, or the Optional Survivor's Benefit Payment Date, as the case may be, to but excluding the date of payment of such amount, at the Deferral Rate (as defined in Section V.3), compounded semi-annually. Interest on any such amount shall be paid on the date such amount is paid or, at the election of the participant or former participant, as the case may be, such interest shall be paid currently on a semiannual basis (with such election to be made on or before the last date on which a Participant's Lump Sum Election or Survivor's Lump Sum Election, as applicable, may be made). If the benefits under this Plan are to continue after a participant's or former participant's death for the benefit of his spouse or a designated beneficiary, then such participant or former participant shall have the right at any time to change the recipient of the survivorship benefit payable under this Plan; provided, however, that any such change, if made after the applicable deadline set forth in the Retirement Plan, shall not affect the amount of the benefit payable under this Plan as originally calculated or the term for which such benefit is payable, also as originally calculated. The Committee may, in its sole discretion, defer the payment of any lump sum or initial annual installment to a participant or a former participant who is a "covered employee" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, if such payment would be subject to such Section's limitation on deductibility; provided, however, that such payment shall not be deferred to a date later than the earliest date in the year in which such payment would not be subject to such limitation; and further provided that the Company shall, at the time of payment of any amount so deferred, pay interest thereon from the due date thereof at the Deferral Rate, compounded semi-annually."

3.  Section V.3 is hereby amended to add the following new definition:

"Change of Control Termination Date" means the date, following a Change of Control, as of which a participant or former ceases to be an employee of the Company or any of its affiliates.

and the following language at the end of such sections:

	"All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Retirement Plan."

4.  Section V, Equalized Benefits, is hereby amended by adding a new Section
V.4 at the end thereof, reading in its entirety as follows:

	"The supplemental pension benefit of a participant who is entitled to benefits under this Plan due to a Change of Control shall be reduced by the factors set forth on Annex A hereto depending upon his age on the relevant Change of Control Termination Date."

5.  Except as specified above, the BEP is hereby ratified and confirmed without amendment.
														  Annex A


			 Age on Change of
		    Control Termination Date                  Reduction Factor

				     64                                4%
				     63                                8%
				     62                                12%
				     61                                16%
				     60                                20%
				     59                              26.6%
				     58                              32.5%
				     57                              37.8%
				     56                              42.6%
				     55                              46.9%
				     54                              50.9%
				     53                              54.7%
				     52                              58.3%
				     51                              61.7%
				     50                              64.9%
				     49                              67.7%
				     48                              70.1%
				     47                              72.1%
				     46                              74.0%
				     45                              75.8%
				     44                              77.5%
				     43                              79.1%
				     42                              80.6%
				     41                              82.0%
				     40                              83.3%
				     39                              84.5%
				     38                              85.6%
				     37                              86.6%
				     36                              87.6%
				     35                              88.6%